Execution

Dated 25 October 2011

HARBIN ELECTRIC, INC.
as Borrower

and

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH
(国家开发银行股份有限公司香港分行)
as Lender

SUPPLEMENTAL AGREEMENT
in relation to a
USD35,000,000 and RMB100,000,000
TERM LOAN FACILITY AGREEMENT

KING & WOOD
9/F, Hutchison House
10 Harcourt Road, Central
Hong Kong
Tel: (852) 2848 4848
Fax: (852) 2845 2995

Ref.: 710110036/CR/JL

TABLE OF CONTENTS

THIS SUPPLEMENTAL AGREEMENT is dated 25 October 2011

BETWEEN

(1) **HARBIN ELECTRIC, INC.**, a corporation incorporated under the laws of the State of Nevada with its principal place of business at No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, People's Republic of China 150060 as borrower (the "**Borrower**"); and

(2) **CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH (国家开发银行股份有限公司香港分行)** of Suite 3307-15, 33/F., One International Finance Centre, No. 1 Harbour View Street, Central, Hong Kong as lender (the "**Lender**").

WHEREAS

(A) By a loan agreement dated 22 November 2010 between the Borrower as borrower and the Lender as lender (the "**Loan Agreement**"), the Lender agreed to make available to the Borrower loan facilities in the principal amounts of US$35,000,000 and RMB100,000,000 respectively, subject to the terms and conditions set out therein.

(B) Pursuant to an agreement and plan of merger dated 19 June 2011, as amended on 7 October 2011, among Tech Full Electric Company Limited (the "**Parent**"), Tech Full Electric Acquisition, Inc. (the "**Merger Sub**") and the Borrower (the "**Merger Agreement**"), the Merger Sub will merge with and into the Borrower and the Borrower will continue as the surviving corporation and will be a wholly-owned subsidiary of the Parent, subject to and on terms set out in the Merger Agreement (the "**Merger**").

(C) The parties wish to enter into this Agreement to amend certain terms of the Loan Agreement in the manner set out in herein.

1. DEFINITIONS

1.1 Terms defined

1.1.1 In this Agreement unless specifically provided otherwise, terms or expressions used herein shall have the meaning ascribed to them in the Loan Agreement including the amended and additional definitions set out in Clause 2.1.

1.1.2 In this Agreement,

"**Approved Articles and Bylaws**"	means the articles of incorporation and bylaws of the Borrower, in the form approved by the Lender, to be adopted pursuant to Section 1.5 of the Merger Agreement;
"**Approved Articles of Merger**"	means the articles of merger, in the form approved by the Lender, with respect to the Merger to be filed with the Secretary of State of Nevada pursuant to Section 1.3 of the Merger Agreement;

"Effective Date"	means the date on which the amendments to the Loan Agreement contemplated in this Agreement shall take effect pursuant to Clause 3.1 of this Agreement;
"Merger Date"	means the date on which the Merger becomes effective pursuant to Section 1.3 of the Merger Agreement; and
"Tech Full Facility Expiry Date"	means the date on which the Availability Period (as defined in the Tech Full Facility Agreement) expires.

1.2 **Interpretation**

The rules of interpretation set out in Clauses 1.2 to 1.3 of the Loan Agreement shall apply *mutatis mutandis* to the interpretation of this Agreement as if the same were set out and repeated in full in this Clause 1.2 provided that references therein to "**this Agreement**" shall be deemed to be references to this Agreement.

2. **AMENDMENTS TO LOAN AGREEMENT**

2.1 **Amendments to certain definitions in the Loan Agreement**

2.1.1 The definitions of "**Share Pledge Agreement**", "**Share Pledgor**", "**Share Value**", "**Trading Day**" and "**Trading Market**" in Clause 1.1 (*Definitions*) of the Loan Agreement shall be deleted in their entirety.

2.1.2 Subject to Clause 2.2.6 of this Agreement, the definition of "**Common Stock**" in Clauses 1.1 (*Definitions*) of the Loan Agreement shall be deleted in its entirety.

2.1.3 The following definitions shall be inserted in Clause 1.1 (*Definitions*) of the Loan Agreement and any existing definitions for the same terms and expressions in Clause 1.1 (*Definitions*) of the Loan Agreement shall be deleted in their entirety:-

""**Finance Documents**" means the following:-

(a) this Agreement;

(b) the Supplemental Agreement;

(c) the Security Documents; and

(d) any other document or agreement designated in writing as such by the Borrower and the Lender.

"**Obligors**" means the Borrower and any other person (other than the Lender) who is a party to a Finance Document; and "**Obligor**" means any of them.

"**Security Documents**" means any security documents for the time being or from time to time constituting security for the Secured Indebtedness and any other

document which may be designated a Security Document with the consent of the Borrower, and shall include all notices, acknowledgments or other documents required pursuant thereto or in connection therewith; and reference to "**Security Document**" includes reference to any one thereof.

"**Tech Full Facility Agreement**" means a facility agreement dated 9 June 2011 between Tech Full Electric Company Limited as borrower and the Lender as lender relating to a US$400,000,000 term loan facility.

"**Mr. Yang**" means Mr. Yang Tianfu (杨天夫), holder of PRC passport No. G33266303".

2.1.4 Any remaining reference to the "**Share Pledgor**" in the Loan Agreement shall be deleted and replaced with a reference to "**Mr. Yang**".

2.1.5 Any reference to the "**Supplemental Agreement**" in the Loan Agreement (as amended by this Agreement) shall be a reference to this Agreement.

2.2 **Other Amendments to the Loan Agreement**

2.2.1 Clause 7.3(a)(ii) of the Loan Agreement shall be deleted in its entirety and replaced with the following:-

"(ii) the Lender may, by not less than (1) in the case where a Change of Control is triggered by an event referred to in Clause 7.3(b)(iv) of this Agreement, three (3) business days', or (2) in any other case, thirty (30) days' notice to the Borrower, cancel the Facilities and declare all outstanding Loans together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable."

2.2.2 The words "the shareholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower." at the end of Clause 7.3(b)(iii) of the Loan Agreement shall be deleted.

2.2.3 There shall be added after Clause 7.3(b)(iii) of the Loan Agreement the following:-

"(iv) the shareholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower; or

(v) any event constituting a Change of Control as defined in the Tech Full Facility Agreement."

2.2.4 Clause 2.11 (*Additional Collateral*) of Part B (*Positive Undertakings*) of Schedule 5 (*Undertakings*) to the Loan Agreement shall be deleted in its entirety.

2.2.5 There shall be added after Clause 4 (*Cross default*) of Schedule 6 (*Events of Default*) to the Loan Agreement the following:-

"4A. **Tech Full Facility Agreement**

The occurrence of an Event of Default as defined in the Tech Full Facility Agreement."

2.2.6 Upon the delisting and deregistration of the securities of the Borrower pursuant to Section 5.15 of the Merger Agreement on or after the Effective Date, Clause 1.5 (*Insider Information*) of Part A (*Information Undertakings*) of Schedule 5 (*Undertakings*) to the Loan Agreement and Clause 14 (*Listing Status of the Borrower*) of Schedule 6 (*Events of Default*) to the Loan Agreement shall cease to have effect, and the amendment set out in Clause 2.1.2 of this Agreement shall become effective.

3. EFFECTIVE DATE AND CONDITIONS PRECEDENT

3.1 Unless otherwise stated, the amendments to the Loan Agreement pursuant to Clause 2 (*Amendments to Loan Agreement*) of this Agreement shall take effect on the day on which the Lender certifies in writing that the conditions precedent set out in Schedule 1 (*Conditions Precedent*) to this Agreement have been satisfied in accordance with this Clause 3.

3.2 The conditions precedent in this Clause 3 shall be deemed to have been satisfied if, on or before the Tech Full Facility Expiry Date:

3.2.1 the documents and other evidence referred to in Schedule 1 (*Conditions Precedent*) to this Agreement and any documentary evidence relating to the satisfaction of the conditions precedent set out in Schedule 1 (*Conditions Precedent*) to this Agreement are delivered to the Lender in form and substance satisfactory to it; and

3.2.2 No Material Adverse Change has occurred and no change in applicable law or regulation or in the interpretation thereof shall be applicable that either restrains or prevents or imposes materially adverse conditions upon the transactions contemplated by or in connection with the Finance Documents.

3.3 All copies of documents delivered to the Lender as required under this Clause 3 shall be certified by an Authorised Person as being true and complete copies of the originals.

4. REPRESENTATIONS AND WARRANTIES

4.1 Merger Agreement

The Borrower makes the following representations and warranties to the Lender:

4.1.1 The Merger Agreement (a copy of which has been delivered by the Borrower to the Lender on or before the date hereof) contains all the terms of the Merger and remains effective.

4.1.2 No default under the Merger Agreement is continuing or is reasonably likely to result from the entry into, the performance of, or any transaction contemplated by, any Finance Document or the amendments to the Loan Agreement pursuant to this Agreement.

4.1.3 To the best of the its knowledge (having made reasonable commercial enquiry), no representation or warranty given by any party to the Merger Agreement is untrue or misleading in any material respect.

4.2 **Other Representations**

The Borrower repeats the representations and warranties set out in Schedule 4 (*Representations and Warranties*) to the Loan Agreement on the date of this Agreement with reference to the facts and circumstances presently subsisting.

4.3 **Reliance**

The Borrower acknowledges the reliance by the Lender on the representations and warranties in entering into this Agreement and each other Finance Document to which the Lender is a party.

4.4 **Repetition**

The representations and warranties set out in Clause 4.1 (*Merger Agreement*) of this Agreement and Schedule 4 (*Representations and Warranties*) to the Loan Agreement shall be deemed to be repeated on the Effective Date and the Merger Date (immediately after the Merger) with reference to the facts and circumstances then subsisting.

5. **RELEASE AND CONSENT**

5.1 The Lender shall, on the Effective Date at the cost of the Borrowers, execute and deliver such documents as are necessary for the release and discharge of the Share Pledge Agreement including without limitation, a release letter in the form set out in Schedule 2 (*Form of Release Letter*) to this Agreement.

5.2 Subject to the satisfaction of the conditions precedent in accordance with Clause 3 (*Effective Date and Conditions Precedent*) of this Agreement, the Lender consents to the following matters, provided each of them shall occur on or before the Tech Full Facility Expiry Date:-

(a) the Merger pursuant to the Merger Agreement in the manner and on terms set out in the Merger Agreement and the Approved Articles of Merger;

(b) the amendments to the articles of incorporation and the bylaws of the Borrower pursuant to Section 1.5 of the Merger Agreement in the form of the Approved Articles and Bylaws; and

(c) the change of directors of the Borrower pursuant to Clause 1.6 of the Merger Agreement to the effect that the appointment of the new directors as a result of such change shall be deemed to have been approved by a vote of the directors in the manner described in Clause 7.3 (b) (iii) of the Loan Agreement.

6. **FINANCE DOCUMENTS**

6.1 Save and except as amended or supplemented herein, each Finance Document continues to be in full force and effect and is binding on the parties thereto.

6.2 Each of the Borrower and the Obligors confirms and acknowledges its obligations provided in the Finance Documents to which it is a party save as amended and supplemented by this Agreement.

7. NO WAIVER

This Agreement shall not constitute or be construed as a waiver of any breach or Event of Default, if any, having occurred and continuing.

8. FEES AND EXPENSES

The Borrowers shall within three (3) business days following the Lender's demand reimburse the Lender for all reasonable costs and expenses incurred by it including, without limitation, the reasonable fees and expenses of its legal advisors, in connection with this Agreement and the transactions contemplated herein.

9. COUNTERPARTS

This Agreement may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

10. GOVERNING LAW AND JURISDICTION

This Agreement is governed by, and shall be construed in accordance with, the laws of Hong Kong. Clause 30 of the Loan Agreement shall apply to this Agreement *mutatis mutandis*.

SCHEDULE 1

CONDITIONS PRECEDENT

1. **Constitutive and Registration Documents**

Receipt of copies of constitutive and organisational documents and all documents evidencing the registration of the Borrower with the appropriate authorities and their qualification to conduct their business as follows:

1.1 the certificate of incorporation or certificates of formation, including restatements and amendments thereof, and the certificate on change of registered office or registered agent if applicable;

1.2 the bylaws or limited liability company agreement or limited partnership agreement or other equivalent governing documents, including amendments and supplements thereof;

1.3 other certificates, agreements or merger or consolidation, plans of reorganization, or other instruments which are filed with Nevada Secretary of State under Chapter 78 (*Private Companies*) of the Nevada Revised Statutes with the effect of amending or supplementing the certificate of incorporation; and

1.4 the certificate of good standing in such Obligor's jurisdiction of formation or incorporation and any other jurisdiction in which it conducts business where a qualification to conduct business as a foreign entity is required.

2. **Corporate documents**

2.1 **Corporate approvals**: Evidence (in the form of copies of resolutions in agreed forms and/or certified extracts from the commercial register) that all corporate or constitutional action required by any relevant law, regulation or constitutional document to be taken by the Borrower to authorise:

2.1.1 the entry into and execution this Agreement;

2.1.2 an Authorised Person to sign on behalf of it all other documents, notices and communications required to be given by or on its behalf, under or for the purposes of this Agreement,

has been duly taken.

2.2 **Specimen signatures**: Receipt of original specimen signatures of the Authorised Person or Authorised Persons referred to in Clause 2.1.2 of this Schedule.

3. **Finance Documents**

Finance Documents: Execution and receipt of originals of:

3.1 this Agreement; and

3.2 each document to be delivered to the Lender pursuant to the this Agreement prior to the Effective Date.

4. **Legal opinions**

Receipt of legal opinions in agreed form from:

4.1 King & Wood, the Hong Kong legal counsel to the Lender, relating to matters of Hong Kong law relevant to this Agreement and the other Finance Documents; and

4.2 Lionel Sawyer & Collins LLP, the Nevada legal counsel to the Borrower relating to matters of the United States federal laws and the laws of the State of Nevada relevant to this Agreement, the other Finance Documents and the Merger.

5. **The Merger**

5.1 A copy of each of the Approved Articles of Merger and the Approved Articles and Bylaws;

5.2 Evidence that the Merger has been approved by (i) the holders of at least a majority in combined voting power of the outstanding shareholding of the Borrower, and (ii) the holders of a majority in combined voting power of the outstanding shareholder of the Borrower not owned by the Borrower, the Merger Sub, or any of their respective affiliates;

5.3 Evidence that all authorisations from any governmental agency that are required to be obtained by any party to the Merger Agreement in order to consummate the Merger (if any); and

5.4 Evidence that all other conditions precedent to the utilisation of the facility under the Tech Full Facility Agreement have been satisfied in accordance with the terms thereof, save and except for the conditions set out in Clause 4.2(a)(iii) of the Tech Full Facility Agreement, and delivery of the legal opinions pursuant to Clause 2 of Schedule 1 to the Tech Full Facility Agreement and the Target Share Pledge (as defined in the Tech Full Facility Agreement) pursuant to Clause 3(b) of Schedule 1 to the Tech Full Facility Agreement.

6. **Payments**

Payment in full of all amounts due and payable and unpaid to the Lender under this Agreement or any other Finance Documents.

7. **Representations and warranties**

All representations and warranties in the Finance Documents are true in all material respects on and as of the Effective Date, before and after giving effect to the amendment to the Loan Agreement pursuant to this Agreement, as though made on and as of such date (save for those

representations and warranties which, by their terms, are made as of a specified date, which representations and warranties shall be true in all material respects as of such specified date only and save also as otherwise provided in Clause 4.4 (*Repetition*) of this Agreement).

8. **No Default**

No Event of Default or Potential Event of Default has occurred and is continuing, or would result from the amendment to the Loan Agreement pursuant to this Agreement.

SCHEDULE 2

FORM OF RELEASE AGREEMENT

_______________, 2011

Mr. Tianfu Yang
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ju Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060

Re: Lien Release

Dear Mr. Yang:
Reference is made to the Pledge and Security Agreement dated November 22, 2010 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement") by and between Tianfu Yang ("Pledgor") and China Development Bank Corporation Hong Kong Branch ("Creditor"). Terms not otherwise defined herein shall have the meanings set forth in the Pledge Agreement.

Creditor hereby (a) acknowledges that the Pledge Agreement is hereby terminated and is of no further force or effect, (b) acknowledges that Pledgor has no liabilities or obligations owing to Creditor under the Pledge Agreement, (c) releases all security interests and liens in the Pledged Collateral (including, without limitation, 7,000,000 shares of common stock of Harbin Electric, Inc. pledged by Pledgor to Creditor under the Pledge Agreement), (d) authorizes Pledgor and his counsel to file appropriate UCC-3 Termination Statements in connection with the above-described release of security interest and liens, (e) acknowledges that it has delivered to [_________] the original stock certificates representing the Pledged Collateral and (f) agrees, at Pledgor's expense, to execute and deliver to Pledgor and his counsel such further instruments and documents as may be reasonably requested from time to time to fully effect the above-described release of security interest and liens.

Very truly yours,

CHINA DEVELOPMENT BANK CORPORATION
HONG KONG BRANCH

By:______________________________
Name:
Title:

EXECUTION

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

BORROWER

HARBIN ELECTIC, INC.

By : YANG TIANFU Tianfu Yang

LENDER

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By :

EXECUTION

IN WITNESS WHEREOF the parties have executed this Agreement on the date first mentioned above.

BORROWER

HARBIN ELECTIC, INC.

By : YANG TIANFU

LENDER

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By :

Name: Di Weiping
Title: Chief Executive